Exhibit 10.1


                              INVACARE CORPORATION


                             BRIDGE CREDIT AGREEMENT

                          dated as of September 1, 2004


                                      Among


                             THE BANKS NAMED HEREIN

                                       and

                             BANK ONE, NA, as Agent




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                                TABLE OF CONTENTS


                                                                           Page


ARTICLE I  DEFINITIONS.......................................................1

         1.1      Certain Definitions........................................1
         1.2      Other Definitions; Rules of Construction...................11

ARTICLE II  THE COMMITMENTS AND THE LOANS....................................11

         2.1      Commitments of the Banks...................................11
         2.2      Termination and Reduction of Commitments...................11
         2.3      Fees.......................................................11
         2.4      Disbursement of Loans......................................11
         2.5      Conditions for Closing and First Disbursement..............13
         2.6      Further Conditions for Disbursement........................15
         2.7      Subsequent Elections as to Borrowings......................15
         2.8      Limitation of Requests and Elections.......................16
         2.9      Minimum Amounts; Limitation on Number of Borrowings........16
         2.10.    Applicable Lending Installation............................16

ARTICLE III  PAYMENTS AND PREPAYMENTS........................................17

         3.1      Principal Payments.........................................17
         3.2      Interest Payments..........................................17
         3.3      Payment Method.............................................18
         3.4      No Setoff or Deduction.....................................19
         3.5      Payment on Non-Business Day; Payment Computations..........19
         3.6      Additional Costs...........................................20
         3.7      Illegality and Impossibility...............................21
         3.8      Indemnification............................................21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES...................................22

         4.1      Corporate Existence and Power..............................22
         4.2      Corporate Authority........................................22
         4.3      Binding Effect.............................................22
         4.4      Subsidiaries...............................................22
         4.5      Litigation.................................................23
         4.6      Financial Condition........................................23
         4.7      Use of Loans...............................................23
         4.8      Consents, Etc..............................................23
         4.9      Taxes......................................................24
         4.10     Title to Properties........................................24
         4.11     ERISA......................................................24
         4.12     Environmental and Safety Matters...........................24
         4.13     No Material Adverse Change.................................25
         4.14.    No Default.................................................25
         4.15.    Compliance with Laws.......................................25
         4.16.    Domus Acquisition..........................................25

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ARTICLE V  COVENANTS.........................................................25

         5.1       Affirmative Covenants.....................................26
                  (a)      Preservation of Corporate Existence, Etc..........26
                  (b)      Compliance with Laws, Etc.........................26
                  (c)      Maintenance of Properties; Insurance..............26
                  (d)      Reporting Requirements............................26
                  (e)      Accounting; Access to Records, Books, Etc.........28
                  (f)      Stamp Taxes.......................................28
                  (g)      Further Assurances................................28
                  (h)      Domus Acquisition Documents.......................28
         5.2      Negative Covenants.........................................28
                  (a)      Interest Coverage Ratio...........................28
                  (b)      Net Worth.........................................28
                  (c)      Total Debt to Adjusted EBITDA.....................29
                  (d)      Liens.............................................29
                  (e)      Merger; Etc.......................................30
                  (f)      Disposition of Assets; Etc........................30
                  (g)      Nature of Business................................30
                  (h)      Negative Pledge Limitation........................30
                  (i)      Limitations on Indebtedness of Subsidiaries.......31
                  (j)      Investments.......................................31
                  (k)      Contingent Liabilities............................32
                  (l)      Transactions with Affiliates......................32
                  (m)      Additional Covenants..............................32
                  (n)      Acquisitions......................................33

ARTICLE VI  DEFAULT..........................................................33

         6.1      Events of Default..........................................33
                  (a)      Nonpayment of Principal...........................33
                  (b)      Nonpayment of Interest............................33
                  (c)      Misrepresentation.................................33
                  (d)      Certain Covenants.................................34
                  (e)      Other Defaults....................................34
                  (f)      Cross Default.....................................34
                  (g)      Judgments.........................................34
                  (h)      ERISA.............................................34
                  (i)      Insolvency, Etc...................................35
                  (j)      Change of Control.................................35
                  (k)      Five-Year Credit Agreement........................35
                  (l)      Loan Documents....................................35
                  (m)      Domus Acquisition.................................35
         6.2      Remedies...................................................36

ARTICLE VII  THE AGENT AND THE BANKS.........................................36

         7.1      Appointment and Authorization..............................36
         7.2      Agent and Affiliates.......................................36
         7.3      Scope of Agent's Duties....................................37
         7.4      Reliance by Agent..........................................37
         7.5      Default....................................................37

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         7.6      Liability of Agent.........................................37
         7.7      Nonreliance on Agent and Other Banks.......................38
         7.8      Indemnification............................................38
         7.9      Resignation of Agent.......................................38
         7.10     Sharing of Payments........................................39
         7.11     Withholding Tax Exemption..................................39
         7.12     Co-Agent, Documentation Agents, Syndication Agent, Etc.....40

ARTICLE VIII  MISCELLANEOUS..................................................40

         8.1      Amendments, Etc............................................40
         8.2      Notices....................................................41
         8.3      No Waiver By Conduct; Remedies Cumulative..................41
         8.4      Reliance on and Survival of Various Provisions.............42
         8.5      Expenses; Indemnification..................................42
         8.5      Successors and Assigns.....................................42
         8.7      Counterparts...............................................45
         8.8      Governing Law; Consent to Jurisdiction.....................45
         8.9      Table of Contents and Headings.............................45
         8.10     Construction of Certain Provisions.........................45
         8.11     Integration and Severability...............................45
         8.12     Independence of Covenants..................................45
         8.13     Interest Rate Limitation...................................45
         8.14     Confidentiality............................................46
         8.15     Waiver of Jury Trial.......................................46



Exhibits

Exhibit A - Note
Exhibit B - Request for Loan
Exhibit C - Opinion of Counsel
Exhibit D - Compliance Certificate
Exhibit E - Request for Continuation or Conversion of Revolving Credit Loan Exhibit F - Assignment and acceptance

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                             BRIDGE CREDIT AGREEMENT

         THIS BRIDGE CREDIT AGREEMENT, dated as of September 1, 2004 (as amended or modified from time to time, this "Agreement"), is by and among INVACARE CORPORATION, an Ohio corporation (the "Borrower"), the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as administrative agent for the Banks (in such capacity, the "Agent").

                                  INTRODUCTION

         Pursuant to the terms of this Agreement, the Borrower desires to obtain a loan in the aggregate principal amount of (euro)100,000,000 (or the Equivalent thereof in Dollars), in order to provide funds for its general corporate purposes, including financing the Domus Acquisition and expenses incurred in connection therewith, and the Banks are willing to establish such a credit facility in favor of the Borrower on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1      "Certain   Definitions".   As  used  herein  the  following
terms  shall  have  the  following respective meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Adjusted EBITDA" shall mean , with respect to any person, for any period, the sum of (a) EBIT for such period, plus (b) all amounts deducted in determining such EBIT on account of depreciation and amortization expense, minus
(c) any extraordinary, unusual or non-recurring gains or other income (or plus any extraordinary, unusual or non-recurring non-cash losses) not from the continuing operations of the Borrower and its Subsidiaries, and related tax effects, in accordance with generally accepted accounting principles. Notwithstanding anything herein, in any financial statements of the Borrower or in generally accepted accounting principles to the contrary, for purposes of calculating and determining Adjusted EBITDA, (i) any Acquisition made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such Adjusted EBITDA was calculated shall be deemed to have occurred on the first day of the relevant period for which such Adjusted EBITDA was calculated on a pro forma basis acceptable to the Agent, but without giving effect to any projected synergies resulting from such Acquisition and (ii) any amounts which are attributable to any asset, investment or person which has been divested by the Borrower or any Subsidiary during the period for which such Adjusted EBITDA was calculated shall be excluded from the calculation of Adjusted EBITDA and

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such divestiture shall be deemed to have occurred on the first day of the relevant period for which such Adjusted EBITDA was calculated.

         "Affiliate" when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

        "Applicable Lending Installation" shall mean, with respect to any Bank, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of such Bank selected by such Bank and notified to the Borrower and the Agent by such Bank from time to time and, with respect to the Agent, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of the Agent selected by the Agent and notified to the Borrower from time to time.

        "Applicable Margin" means, with respect to Loans of any type at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type as set forth in the Pricing Schedule.

        "Assignment and Acceptance" is defined in Section 8.6(d).

        "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrower to the Agent or any Bank pursuant to the Loan Documents.

        "Borrowing" shall mean the aggregation of Loans made to the Borrower, or continuations and conversions of such Loans, made pursuant to
Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans or an "Eurocurrency Rate Borrowing" if such Loans are Eurocurrency Rate Loans.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or (b) if such reference relates to the date for payment or purchase of any amount or deposit denominated in any currency other than Dollars, banks are not generally open to the public for carrying on substantially all of their banking functions in London, England and in the principal financial center of the country issuing such currency.

        "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is capitalized on the books of such person.

        "Closing Date" shall mean the date on which the Borrower, the Banks and the Agent execute this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make a Loan in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for each such

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Bank set forth opposite the name of each such Bank on the signature pages hereof under the heading "Commitment", or, as to any Bank becoming a party hereto after the Effective Date as set forth in the applicable Assignment and Acceptance, as such amounts may be reduced from time to time pursuant to Section 2.2 or modified pursuant to Section 2.2 or 8.6.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for the Borrower and its consolidated Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means, for any period, all interest accrued by the Borrower and its Subsidiaries calculated on a consolidated basis during such period.

         "Consolidated Net Income" of any person shall mean, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for such period (but without reduction for any net loss incurred for any fiscal year during such period), all as determined in accordance with generally accepted accounting principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to Loan funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

         "Dollar Equivalent" of an amount denominated in any currency other than Dollars, as of any date of determination, shall mean the quotient of (i) such amount divided by (ii) the number of units of such other currency (stated as a decimal if less than 1.0) which could be purchased with one (1) Dollar at the spot or other relevant rate of exchange quoted by the Agent at approximately 11:00 a.m. London time on such date, which rate of exchange shall be substantially representative of the market rate.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Domus" shall mean WP Domus GbmH and of its Subsidiaries.

         "Domus Acquisition" means the Acquisition by the Borrower of all or substantially all of the stock of Domus pursuant to the Domus Acquisition Documents, which is currently scheduled to be completed on or before September 30, 2004.

         "Domus Acquisition Documents" means the Domus Stock Purchase Agreement and all other material agreements, documents and instruments executed in connection therewith, in each case as amended or modified from time to time to the extent permitted by Section 6.2 hereof.

         "Domus Stock Purchase Agreement" means the sale and purchase agreement dated ______________________, 2004 among Invacare GmbH & Co. KG, the Borrower and the Seller, as amended or modified from time to time to the extent permitted by Section 6.2 hereof.

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         "EBIT" shall mean, with respect to any person, for any period, the sum of (a) operating net income or loss plus (b) all amounts deducted in determining such operating net income or loss on account of (i) Consolidated Interest Expense and (ii) taxes based on or measured by income, all as determined in accordance with generally accepted accounting principles, plus (c) the amount of any one-time charge taken as a result of the cumulative effect from changes to generally accepted accounting principles after the Effective Date.

         "Effective Date" shall mean September 1, 2004.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to the Borrower or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "Equivalent" of an amount of one currency (the "first currency") denominated in another currency (the "second currency"), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the most favorable spot exchange rate quoted by the Agent at approximately 11:00 a.m. local time of the Applicable Lending Installation on such date, which rate shall be substantially representative of the market rate.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Euro" and/or "EUR" means the euro referred to in council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency Base Rate" applicable to any Eurocurrency Interest Period means the rate per annum obtained by dividing (i) the per annum rate of interest equal to the applicable British Bankers' Association Interest Settlement Rate for deposits in the relevant Permitted Currency appearing on the applicable Reuters Screen for the relevant Permitted Currency as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period, provided that, (x) if the applicable Reuters Screen for the relevant Permitted Currency is not available to the Agent for any reason, the applicable rate for the relevant Eurocurrency Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the relevant Permitted Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period, and (y) if no such British Bankers' Association Interest Settlement Rate is available, the applicable rate for the relevant Eurocurrency Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in the relevant Permitted Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days

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prior to the first day of such Eurocurrency Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Rate Loan and having a maturity equal to such Eurocurrency Interest Period, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), divided by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) and other fees, charges and other requirements similar thereto or the functional equivalent thereof which the Agent determines to be market practice to take into account in determining the Eurocurrency Base Rate that are specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System or by any other governmental entity, foreign or domestic, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), all as conclusively determined by the Agent (absent manifest error).

         "Eurocurrency Business Day" shall mean, with respect to any Eurocurrency Rate Loan, a day which is both a Business Day and a day on which dealings in the relevant Permitted Currency are carried out in the relevant interbank market.

         "Eurocurrency Interest Period" shall mean, with respect to any Eurocurrency Rate Loan, the period commencing on the day such Eurocurrency Rate Loan is made or converted to a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or such other (longer or shorter) period mutually agreed upon among the Agent, the Banks and the Borrower, as the Borrower may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurocurrency Interest Period which commences on the last Eurocurrency Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurocurrency Business Day of the appropriate subsequent calendar month, (b) each Eurocurrency Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day or, if such next succeeding Eurocurrency Business Day falls in the next succeeding calendar month, on the next preceding Eurocurrency Business Day, and (c) no Eurocurrency Interest Period which would end after the Facility Termination Date shall be permitted.

         "Eurocurrency Rate" means, with respect to any Eurocurrency Rate Loan for any Eurocurrency Interest Period or portion thereof, the per annum rate that is equal to the sum of (a) the Applicable Margin, plus (b) the Eurocurrency Base Rate; which Eurocurrency Rate shall change simultaneously with any change in the margin described in clause (a) above.

         "Eurocurrency Rate Loan" means any Loan which bears interest at the Eurocurrency Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations thereunder.

         "Facility Termination Date" means the earliest to occur of (i) the date which is 364 days after the date of this Agreement, (ii) the date the obligations are due (whether at stated maturity, by acceleration or otherwise) or the commitments are terminated under the Five-Year Credit Agreement (other than as a result of a voluntary reduction of the commitments thereunder by the Borrower), or (iii) the date on which the aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

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         "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

         "Five-Year Credit Agreement" means the Five-Year Credit Agreement dated as of October 17, 2001 among the Borrower, certain subsidiaries of the Borrower party thereto, the banks party thereto and Bank One, NA, as Agent, as now and hereafter amended, modified, replaced or refinanced from time to time.

         "Fixed Rate Loan" shall mean any Eurocurrency Rate Loan.

         "Floating Rate" shall mean the per annum rate equal to the greater of
(i) the Prime Rate in effect from time to time, or (ii) the sum of one-half of one percent (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan denominated in Dollars which bears interest at the Floating Rate.

         "generally accepted accounting principles" shall mean generally accepted accounting principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6, unless otherwise provided herein.

         "Indebtedness" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested,
(iv) obligations as lessee under leases which have been in accordance with generally accepted accounting principles, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), but such obligations shall only be included in an amount equal to the difference between the amount of the required payment and the value to the Borrower or a Subsidiary of the Borrower of the goods or services required to be delivered in connection with such required payment, (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor, other than any such contracts entered into as hedges against Indebtedness of the kinds referred to in clauses (i) and (ii) above; provided, that, for purposes of
Section 6.1(f) only, such contracts shall be included in "Indebtedness", (vii) any obligation of any Person other than the Borrower or its Subsidiaries, if such obligation is secured by any lien on the property of the Borrower or any of its Subsidiaries, provided that, the amount of any such Indebtedness shall be limited to the greater of the then book value or fair market value of the property securing any such lien, (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (ix) Off-Balance Sheet Liabilities, and (x) Contingent Liabilities with respect to any of the foregoing.

         "Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated EBIT as calculated for the four most recently ended consecutive fiscal quarters of the Borrower to (b) Consolidated Interest Expense as calculated for the same four fiscal quarters.

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         "Interest Payment Date" shall mean (a) with respect to any Eurocurrency
Rate Loan, the last day of each Interest Period with respect to such Eurocurrency Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, within five (5) days of receipt of an invoice containing a computation of interest due, which invoice shall be prepared as of the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurocurrency Interest Period.

         "Investments" shall mean all investments, in cash or by delivery of property, made, directly or indirectly, in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, Loan, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

         "Loan" shall mean any Borrowing under Section 2.4 and made pursuant to
Section 2.1.

         "Loan Documents" shall mean this Agreement, the Notes, and any other agreement, instrument or document executed at any time in connection with this Agreement.

         "Margin Stock" shall mean Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means a material adverse effect on (i) the business, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Banks thereunder.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Net Cash Proceeds" means, in connection with any issuance or sale of any equity securities or debt securities or instruments, or the sale of any assets, or the incurrence of loans, the cash proceeds received from such issuance, sale or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions, taxes payable by the Borrower or any Subsidiary as a result of any such transaction payment of any indebtedness by the Borrower or any Subsidiary secured by any assets which were the subject of any such sale, and other reasonable and customary fees and expenses actually incurred in connection therewith.

         "Net Worth" of any person shall mean, as of any date, the amount of stockholders' equity, exclusive of the cumulative effect of Other Comprehensive Earnings (either positive or negative) and exclusive of any changes to Net Worth as a result of the cumulative effect from changes to generally accepted accounting principles after the Effective Date, all on a consolidated basis and in accordance with generally accepted accounting principles.

         "Note" shall mean any promissory note of the Borrower evidencing the Loans in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, indemnities and other obligations of the Borrower to the Banks or to any Bank, the Agent or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a person means (i) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a person means any lease of property (other than a Capital Lease) by such person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Comprehensive Earnings (Loss)" shall mean the reported increases or decreases in the Borrower's reported Net Worth resulting from (a) foreign currency translation adjustments, (b) unrealized gains (losses) on available securities held for sale, and (c) the cumulative effect of the Borrower's adoption of FAS 133.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus, with respect to Loans denominated in Dollars, the Floating Rate and, with respect to Loans denominated in any other Permitted Currency, the relevant interbank rate for such Permitted Currency plus the Applicable Margin, and (c) in respect of other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Currency" shall mean Dollars or Euros.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

         "Permitted Securitization Transaction" is defined in Section 5.2(f).

         "Person" or "person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" shall mean the per annum rate announced or established by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced or established rates.

         "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Pro Rata Share" shall mean, with respect to any Bank, the percentage obtained by dividing (a) such Bank's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the aggregate amount of all of the Commitments at such time; provided however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Bank's Commitment immediately prior to such termination by (y) the aggregate amount of all Commitments immediately prior to such termination.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean (a) prior to the first day when at least three Banks are party to this Agreement, all Banks, and (b) on and after the first day when at least three Banks are party to this Agreement, Banks in the aggregate having at least 51% of the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans.

         "Restricted Margin Stock" means Margin Stock owned by the Borrower or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Section 5.2(d).

         "SEC" means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

         "Securitization Entity" means a wholly-owned Subsidiary of the Borrower that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required or permitted for Permitted Securitization Transactions and (i) no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Borrower or any Subsidiary of the Borrower or is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way, other than pursuant to customary representations, warranties, covenants, indemnities and other obligations entered into in connection with a Permitted Securitization Transaction, and (ii) to which neither the Borrower nor any Subsidiary of the Borrower has any material obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         "Seller" means WP Domus LLC.

         "Senior Unsecured Notes" means the 6.60% Senior Notes of the Borrower, due February 27, 2005, issued in an aggregate original principal amount of $20,000,000, under that certain Note Agreement dated as of February 27, 1995 between the Borrower and the Purchasers named therein, the 6.71% Senior Notes due February 27, 2008, issued in an aggregate original principal amount of $80,000,000 under that certain Note Agreement dated as of February 27, 1998 between the Borrower and the Purchasers named therein, the Series A Senior Unsecured Notes due October 1, 2007 issued on October 1, 2003 in the aggregate original principal amount of $50,000,000, the Series B Senior Unsecured Notes due October 1, 2009 issued on October 1, 2003 in an aggregate original principal amount of $30,000,000 and the Series C Senior Unsecured Notes due October 1, 2010 issued on October 1, 2003 in an aggregate principal amount of $20,000,000.

         "Significant Subsidiary" means (i) any Subsidiary which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities and Exchange Act of 1934 if 5% were substituted for 10% wherever it occurs in such Rule, and (ii) any Subsidiary which is responsible for more than 5% of consolidated net sales of the Borrower and its Subsidiaries as reflected in the most recent financial statements of the Borrower delivered pursuant to
Section 5.1(d).

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in the right of payment to the Loans of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks, which consent and agreement may not be unreasonably withheld.

         "Total Debt" as of any date for any person, shall mean: (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease obligations or otherwise; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid, (d) the aggregate outstanding amount of all Permitted Securitization Transactions, based on the aggregate outstanding amount sold, assigned, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of such person, as reasonably satisfactory to the Agent, and (e) all Contingent Liabilities relating to any of the obligations of others similar in character to those described in the foregoing clauses (a) through (d).

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or any of its Subsidiaries which is not Restricted Margin Stock.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Borrower" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II
                          THE COMMITMENTS AND THE LOANS

         2.1 Commitments of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make a Loan denominated in any Permitted Currency to the Borrower pursuant to Section 2.4, which Loan shall be drawn in a single disbursement within twenty (20) days after the Effective Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date such Loan is made.

         2.2 Termination and Reduction of Commitments. The Borrower shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (i) the Borrower shall give three Business Days prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of (euro)10,000,000 and in integral multiples thereof and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to the name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, (iv) the Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding, the Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2, whether optional or mandatory, may not be reinstated. The Borrower shall immediately prepay the applicable Loans to the extent they exceed the applicable reduced aggregate Commitments pursuant hereto.

         2.3      Fees.

                  (a) The Borrower agrees to pay to the Banks a facility fee on the six-month anniversary of the Closing Date in an amount equal to 12.5 basis points multiplied by the aggregate principal amount of the Loan outstanding on the date such fee shall be due. No facility fee shall be due and payable in the event the Loan has been repaid in full prior to the six-month anniversary of the Closing Date.

                  (b) The Borrower agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Borrower and the Agent.

         2.4      Disbursement of Loans.

                  (a) The Borrower shall give the Agent notice of its request for the Loan in substantially the form of Exhibit B hereto not later than 10:00 a.m. local time of the Applicable Lending Installation (i) three Eurocurrency Business Days prior to the date such Loan is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Loan, and (ii) on the date such Loan is requested to be made in all other cases, which notice shall specify whether a Eurocurrency Rate Loan or Floating Rate Loan is requested, the Permitted Currency in which such Loan is to be denominated, and, in the case of each requested Eurocurrency Rate Loan, the Eurocurrency Interest Period to be initially applicable to such Loan. The Agent, on the same day any such notice is given, shall provide notice of such requested Loan to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Borrower at the principal office of the Agent.

                  (b) Each Bank, on the date the Loan is requested to be made, shall make its pro rata share of such Loan available in immediately available, freely transferable cleared funds for disbursement to the Borrower pursuant to the terms and conditions of this Agreement, at the principal office of the Agent. Unless the Agent shall have received notice from any Bank prior to the date such Loan is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section
2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Agent's cost of funds. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as part of the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

                  (c) (i) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

                           (ii) The Agent shall maintain an account for the
Borrower in its books and
records with a subaccount for each Bank, in which shall be recorded (a) the amount of each Loan made hereunder, the type thereof and each Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder in respect of the Loans and (c) both the amount of any sum received by the Agent hereunder from the Borrower in respect of the Loans and each Bank's share thereof.

                           (iii) The books and records of the Agent and of each
Bank maintained pursuant
to this Section 2.4(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Bank in accordance with the terms of this Agreement

                           (iv) The Borrower agrees that, upon the request to
the Agent by any Bank, the
Borrower will execute and deliver to such Bank a Note of the Borrower evidencing the Loans of such Bank; provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date. Notwithstanding anything herein to the contrary, any and all references in this Agreement or any other Loan Document to any amounts due or outstanding under the Notes or evidenced by the Notes shall, in the event Notes are not executed and delivered in accordance with this Section 2.4(c), be deemed to refer to the Loans and all other amounts outstanding under this Agreement.

                           (v) Subject to the terms and conditions of this
Agreement, the Borrower may
borrow Loans under this Section 2.4 and prepay Loans pursuant to Section 3.1. Any Loan which is prepaid may not be reborrowed.

         2.5 Conditions for Closing and First Disbursement. The effectiveness of this Agreement and the obligation of each Bank to make its first Loan hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to each Bank and the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Borrower's state of incorporation listing all charter documents of the Borrower, on file in that office and certifying as to the good standing and corporate existence of the Borrower, together with copies of such charter documents of the Borrower, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower;

                  (b) By-Laws and Corporate Authorizations. Copies of the by-laws of the Borrower together with all authorizing resolutions and evidence of other corporate action taken by the Borrower to authorize the execution, delivery and performance by the Borrower of this Agreement and the Notes and the consummation by the Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower;

                  (c) Incumbency Certificate. Certificates of incumbency of the Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Borrower in connection with this Agreement and the Notes and the consummation by the Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower;

                  (d) Loan Documents. Execution and delivery to the Agent by each of the parties thereto of this Agreement, any Notes requested by any Bank and any other required Loan Documents;

                  (e) Legal Opinion. The favorable written opinion of counsel for the Borrower in the form of Exhibit C attached hereto;

                  (f) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Borrower in connection with the execution, delivery and performance of this Agreement and the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Borrower, or, if none are required, a certificate of such officer to that effect;

                  (g) Consents for Acquisition. The Borrower and its Subsidiaries shall have obtained all governmental authorizations and all consents of other Persons, in each case that are necessary in connection with the Domus Acquisition and the other transactions contemplated by the Loan Documents and the Domus Acquisition Documents, and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the completion of the Domus Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                  (h) Domus Acquisition. (i) All conditions precedent to the Domus Acquisition shall have been satisfied pursuant to the Domus Acquisition Documents or waived by the party entitled to do so to the extent permitted by
Section 5.1(h) hereof; and (ii) the Agent shall have received a certificate of the Borrower to the effect set forth in clause (i) and stating that the Borrower will proceed to consummate the Domus Acquisition substantially in accordance with the Domus Acquisition Documents on or within one Business Day of the initial Advance hereunder and containing such other certifications as may be reasonably required by the Agent.

                  (i) Financial Statements. The Agent shall have received pro forma balance sheet and income statement as of June 30, 2004 (the "Opening Pro Forma Statements") giving effect to the Domus Acquisition and consolidated and consolidating (breaking out the Borrower and its Subsidiaries and Domus) projections covering a period of not less than three years (including the fiscal years ending December 31, 2004, December 31, 2005 and December 31, 2006) (the "Opening Projections") and updating the summary projections previously provided to the Agent in an Information Memorandum dated March, 2004, all in form and substance reasonably acceptable to the Agent, together with a compliance certificate, signed by the chief financial officer of the Borrower, dated the date hereof and giving effect to the Domus Acquisition, and such other information as the Agent may request indicating compliance with all financial and other covenants and showing no material change from the existing summary projections. The Agent shall have also received audited financial statements of Domus and all other annual financial statements of Domus that have been provided to the Borrower.

                  (j) Initial Loan. The initial Loan hereunder shall be made on or before the earlier of (i) December 31, 2004 and (ii) twenty (20) days after the Closing Date.

                  (k) Due Diligence. Satisfactory results of all due diligence required by the Agent, including without limitation a review of all contingent liabilities, a review of contracts and insurance, a review of all litigation, environmental matters, all retiree medical benefits, ERISA matters and other due diligence with respect to Domus and the Domus Acquisition required by the Agent.

                  (l) Copies of Domus Acquisition Documents. The Agent shall have received all Domus Acquisition Documents and shall be satisfied with the form, structure and terms (including consideration) of the Domus Acquisition and all related transactions, the legal and the regulatory aspects of the Domus Acquisition and all related transactions and all other legal (including tax implications), financial and regulatory matters relating to the Domus Acquisition and related transactions.

                  (m) Solvency Certificate. The Agent shall have received a certificate from the chief financial officer of the Borrower concerning the solvency and other appropriate factual information in form and substance satisfactory to the Agent with respect to solvency.

                  (n) Material Adverse Effect. Since December 31, 2003, there shall have been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Domus which could reasonably be expected to have a Material Adverse Effect. Since December 31, 2003, there shall have been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (o) Miscellaneous. Such other agreements and documents, and the satisfaction of such other conditions as may reasonably be required by the Agent or the Required Banks, including without limitation such funding instructions, sources and uses certificates, opinions of foreign counsel, evidence satisfactory to the Agent that the Loans hereunder are made in compliance with all applicable laws and regulations, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System.

         2.6 Further Conditions for Disbursement. The obligation of each Bank to make any Loan (including its first Loan), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                  (a) The representations and warranties contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Loan is made, continued or converted (both before and after such Loan is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                  (b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Loan is made, continued or converted (whether before or after such Loan is made, continued or converted);

The Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7 Subsequent Elections as to Borrowings. The Borrower may elect (a) to continue a Fixed Rate Borrowing or a portion thereof, as a Fixed Rate Borrowing or (b) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Fixed Rate Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit E hereto at the principal office of the Agent not later than 10:00 a.m. local time of the Applicable Lending Installation (i) three (3) Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Revolving Credit Borrowing is to be effective and (ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Fixed Rate Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Fixed Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall provide notice of such election to the Banks. If the Borrower shall not timely deliver such a notice with respect to any outstanding

Fixed Rate Borrowing, the Borrower shall be deemed to have elected to continue such Loan as a Fixed Rate Borrowing of the same type with an Interest Period of one month on the last day of the then current Interest Period with respect to such Borrowing.

         2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Fixed Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Fixed Rate Borrowing or a request for a conversion of a Floating Rate Borrowing to a Fixed Rate Borrowing pursuant to Section 2.7, (a) in the case of any Eurocurrency Rate Borrowing, deposits in the relevant Permitted Currency for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrower a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the applicable interest rate (net of the Applicable Margin for the Eurocurrency Rate) will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Fixed Rate Loan and such Bank has provided to the Agent and the Borrower a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Fixed Rate Borrowing or (ii) to continue such Fixed Rate Borrowing and such Bank has provided to the Agent and the Borrower a certificate prepared in good faith to that effect, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Fixed Rate Borrowing pursuant to Section 2.4 or a continuation of or conversion to a Fixed Rate Borrowing of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Fixed Rate Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to Fixed Rate Borrowings pursuant to Section 2.7.

         2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.1(c) or Section 3.7, each Loan and each continuation or conversion pursuant to
Section 2.7 and each prepayment thereof shall be in a minimum amount of, in the event the Loan is denominated in Euros, (euro)10,000,000 and in integral multiples of (euro)1,000,000, and, in the event the Loan is denominated in Dollars, $10,000,000 and in integral multiplies of $1,000,000. Notwithstanding anything herein to the contrary, the Borrower shall not be permitted to request that any Loan be denominated in any currency other than a Permitted Currency.

         2.10. Applicable Lending Installation. Each Bank and the Agent may make and book its Loans at any Applicable Lending Installation(s) selected by such Bank or the Agent, as the case may be, and each Bank and the Agent may change its Applicable Lending Installation(s) from time to time. Each Bank may, by written notice to the Agent and the applicable Borrower, designate one or more Applicable Lending Installations which are to make and book Loans and for whose account Loan payments are to be made. The Agent may, by written notice to the applicable Borrower, designate one or more Applicable Lending Installations for whose accounts Loan payments are to be made and through which its functions are to be performed. All terms of this Agreement shall apply to any such Applicable Lending Installation(s) and the Notes shall be deemed held by each Bank and the Agent, as the case may be, for the benefit of such Applicable Lending Installation. Each Bank agrees to designate a different Applicable Lending Installation if such designation would avoid the need for, or reduce the amount of any compensation, which may be required to be paid by the Borrower pursuant

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to Section 3.4 or 3.6, provided that such designation would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank in any material manner.


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

         3.1      Principal Payments.

                  (a) Unless earlier payment is required under this Agreement, the Borrower shall pay to the Banks on the Facility Termination Date the entire outstanding principal amount of the Loans.

                  (b) The Borrower may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Fixed Rate Loan is pending pursuant to
Section 2.7, (ii) unless earlier payment is required under this Agreement or unless Borrower pays all amounts required pursuant to Section 3.8, any Fixed Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan, and (iii) such prepayment shall only be permitted if the Borrower shall have given notice thereof on the Business Day of such prepayment with respect to prepayment of Floating Rate Loans and not later than 10:00 a.m. local time one (1) Eurocurrency Business Day notice thereof with respect to prepayment of Eurocurrency Rate Loans, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.8 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

                  (c) In addition to any other required payment, the Borrower shall cause the Loans and all other unpaid Obligations to be paid with 100% of the Net Cash Proceeds from (i) the issuance of any senior unsecured notes, public bonds or notes or similar debt securities after the date hereof, or the incurrence of any indebtedness for borrowed money (other than loans under the existing Five-Year Credit Agreement but including any refinance or restatement of the Five-Year Credit Agreement) by the Borrower or any of its Subsidiaries in excess of $25,000,000 in aggregate amount after the date hereof (provided that it is acknowledged that 100% of the Net Cash Proceeds of such issuance or incurrence shall be used as a prepayment and not only the amount in excess of $25,000,000), (ii) the issuance or other sale or transfer of any Capital Stock of the Borrower or any of its Subsidiaries after the date hereof, and (iii) any sale or other disposition of any assets of the Borrower or any of its Subsidiaries after the date hereof (other than sales of inventory in the ordinary course of business and other than any sale or disposition involving Net Cash Proceeds of less than $25,000,000 in any one transaction).

         3.2 Interest Payments. The Borrower shall pay interest to the Banks on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                  (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

                  (b) During such periods that such Loan is a Eurocurrency Rate Loan, the Eurocurrency Rate applicable to such Loan for each related Eurocurrency Interest Period.

Notwithstanding the foregoing paragraphs (a) through (b), the Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrower hereunder (other than interest) on and after an Event of Default.

         3.3      Payment Method.

                  (a) All payments to be made by the Borrower hereunder will be made to the Agent for the account of the Banks (i) in the case of principal and interest on any Loan, in the Permitted Currency in which such Loan is denominated and (ii) in all other cases, in the otherwise specified or relevant currency, and in all cases in immediately available, freely transferable, cleared funds, in the case of any payment to be made in Dollars, not later than 2:00 p.m. at the place for payment on the date on which such payment shall be come due and, in all other cases, on the date on which such payment shall become due, (x) in the case of principal and interest on any Loan denominated in a Permitted Currency other than Dollars, by credit to the account of the Agent at its designated branch or correspondent bank in the country issuing the relevant Permitted Currency or in such other place specified by the Agent with respect to such Loan pursuant to Section 2.4(b), and (y) in all other cases to the Agent at the address of its principal office specified in Section 8.2. Payments to be made in Dollars received after 2:00 p.m. at the place for payment shall be deemed to be payments made prior to 2:00 p.m. at the place for payment on the next succeeding Business Day. The Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                  (b) At the time of making each such payment, the Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrower hereunder to which such payment is to be applied. In the event that the Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrower to the Banks arising under this Agreement.

                  (c) On the day such payments are deemed received, the Agent shall promptly remit to the Banks their pro rata shares of such payments in immediately available funds to the Banks at their respective addresses in the United States specified for notices pursuant to Section 8.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Section 2.4 or 3.6) by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

                  (d) This Agreement arises in the context of an international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrower hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrower for the currency deficit.

                  (e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrower will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent's spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrower under this Section 3.3(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

         3.4      No Setoff or Deduction.

                  (a) All such payments shall be made free and clear of any present or future taxes or withholdings and without any set-off or counter claim or any restriction or condition or deduction whatsoever. The Borrower shall indemnify the Agent and each Bank against any taxes or charges (other than taxes imposed on net overall income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office) which may be claimed from it in respect of the Loans or any of them or any sum payable by the Borrower hereunder and against any costs, charges and expenses or liabilities in respect of such claim and such indemnity shall survive the termination of the Commitments.

                  (b) If at any time the Borrower is required by law or by any directive or order of any court of competent jurisdiction to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or any of the Loan Documents, the Borrower will ensure that the same does not exceed the minimum liability therefor and will (a) pay to any Bank on request such additional amount as such Bank certifies will result in the net amount received by it after all deductions being equal to the full amount which would have been receivable had there been no deduction or withholding and (b) pay forthwith to the relevant authorities the full amount of the deduction or withholding and deliver to the Agent such an official receipt, certificate or other proof evidencing the amount paid in respect of such deduction or withholding. Any additional amount paid under this sub-clause shall not be treated as interest but as agreed compensation.

                  (c) If any payment by the Borrower is made to or for the account of any Bank after deduction for or on account of tax, and additional payments are made by the Designated Borrower then, if any Bank shall receive or be granted a credit against or remission for such tax, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Borrower such amount as such Bank shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Bank to arrange its affairs in whatever manner it thinks fit and, in particular, the Banks shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Bank to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Bank certifying that the amount of such credit or remission has been received by it.

         3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Except as otherwise provided in this Agreement to the contrary, computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.6      Additional Costs.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Fixed Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrower shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Fixed Rate Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Fixed Rate Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrower a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrower shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrower a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (c) The Borrower shall have no obligation to compensate any Bank with respect to amounts provided in this Section 3.6 with respect to any period prior to the date which is 90 days prior to the date such Bank delivers its written statement hereunder requesting compensation.

         3.7 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Fixed Rate Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, the Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, the Borrower shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

         3.8 Indemnification. If the Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto, (whether pursuant to Section 3.7 or Section 6.2 or otherwise), or if the Borrower fails to borrow, continue or convert any Loan after notice has been given to the Banks in accordance with Section 2.4 or
Section 2.7, on the date or in the amount specified in such notice, then the Borrower shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Banks that:

         4.1 Corporate Existence and Power. The Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect. The Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any material contract or undertaking to which the Borrower is a party or by which the Borrower or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Borrower party thereto enforceable against the Borrower in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto (as updated from time to time pursuant to Section 5.1(g) hereof) correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Borrower. Each Significant Subsidiary and each corporation becoming a Significant Subsidiary of the Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which is likely to have, either individually or collectively, a Material Adverse Effect and, to the best of the Borrower's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Borrower and its Subsidiaries and the consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003 and reported on by Ernst & Young LLP, independent certified public accountants, and the interim consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries as of or for the three-month period ended March 31, 2004, copies of which have been furnished to the Banks, fairly present, and the subsequent financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to normal year-end adjustments and footnotes). The December 31, 2003 consolidated financial statements of Domus heretofore delivered to the Agent and the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and, subject to the assumptions stated therein, fairly present the consolidated financial condition and operations of Domus at such date and the consolidated results of their operations for the period then ended. The Opening Pro Forma Statements are complete and accurate in all material respects and fairly represent pro forma financial condition and operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles in effect on the date such statements were prepared and after giving effect on a pro forma basis to (i) the consummation of the Domus Acquisition, (ii) the Loans to be made hereunder and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) the other transactions contemplated by the Domus Acquisition and the Domus Acquisition Documents. The Opening Projections are based on good faith estimates and assumptions made by the management of the Borrower, and there are no statements or conclusions in the Opening Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the date of the initial Loan hereunder and on the date of the consummation of the Domus Acquisition, the Borrower believes that the Opening Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections. There has been no material adverse change in the financial condition of the Borrower and its Subsidiaries taken as a whole since December 31, 2003 or, after the Effective Date, since the date as of which the most recent audited financial statements were prepared. There is no material known Contingent Liability of the Borrower that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. The Borrower will use the proceeds of the Loans for its general corporate purposes, including financing the Domus Acquisition and expenses incurred in connection therewith.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrower pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents,

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except where the failure to obtain such consents, approvals, authorizations, declarations, registrations or filings would not have a Material Adverse Effect.

         4.9 Taxes. The Borrower has filed all material tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof, except where the failure to file such returns, pay such taxes or establish such reserves would not have a Material Adverse Effect.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, the Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property to the best of the Borrower's knowledge absent manifest error, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Borrower or any such Subsidiary material to the business or financial condition of the Borrower and its Subsidiaries taken as a whole, except for title defects that do not have a Material Adverse Effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Borrower, its Significant Subsidiaries, its ERISA Affiliates and its Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, its Significant Subsidiaries nor any of its ERISA Affiliates is an employer with respect to any Multiemployer Plan. Except where such would not have a Material Adverse Effect, the Borrower, its Significant Subsidiaries and its ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to its Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. Except where such would not have a Material Adverse Effect, there is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Borrower, its Significant Subsidiaries or its ERISA Affiliates.

         4.12 Environmental and Safety Matters. Except as disclosed on Schedule 4.12, to the best of the Borrower's knowledge, the Borrower and each Subsidiary of the Borrower is in substantial compliance with all material federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all material Environmental Laws in jurisdictions in which the Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except where such would not have a Material Adverse Effect, as of the date thereof, except as disclosed on Schedule 4.12, no written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any such Subsidiary, any real property in which the Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Borrower or any such Subsidiary which is likely to have a Material Adverse Effect. Except where such would not have a Material Adverse Effect, neither the Borrower nor any Subsidiary of the Borrower (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, or (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, As to such matters disclosed on Schedule 4.12, to the best of the Borrower's knowledge, none will have a Material Adverse Effect. Except as set forth on
Schedule 4.12, to the best of the Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in material violation of any Environmental Law, except where such would not have a Material Adverse Effect.

         4.13 No Material Adverse Change. Neither the Borrower nor any of its Subsidiaries has received any notice, citation or communication of the nature referred to in Section 5.1(d)(i), except in respect of such matters as have been or are being remediated in all material respects or are being contested or remediated in good faith, and, in the case of any such matter being so contested or remediated, and as of the date of this Agreement, adequate provision for all material costs of any remediation is reflected in the financial statements referred to in Section 4.6 of this Agreement, and in respect of any such notice, citation or communication received after the date of this Agreement, will be reflected in the subsequent financial statements furnished to the Agent and the Banks pursuant to Sections 5.1(d)(ii) and 5.1(d)(iii).

         4.14 No Default. No Default or Event of Default has occurred and is continuing.

         4.15 Compliance with Laws. The Borrower and its Subsidiaries have complied in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect except where failure to comply would not have a Material Adverse Effect.

         4.16 Domus Acquisition. (i) The Borrower has heretofore furnished to the Agent true and complete copies of the Domus Stock Purchase Agreement and all other Domus Acquisition Documents, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. On the date hereof and immediately prior to giving effect to the consummation of the Domus Acquisition, (a) other than amendments delivered to the Agent prior to the date hereof, none of the Domus Acquisition Documents shall have been amended, modified or supplemented, nor any condition or provision thereof waived, in any manner which would breach
Section 5.1(h) hereof, and each of the Domus Acquisition Documents is in full force and effect and neither the Borrower nor any other party thereto is in default thereunder or in breach thereof, (b) all conditions to the obligations of the Borrower under each of such Domus Acquisition Documents to consummate the transactions contemplated thereby on the date hereof shall have been satisfied or shall be satisfied with the consummation of the transactions contemplated hereunder to occur on the date hereof or shall be waived by the party entitled to waive such condition to the extent permitted by Section 5.1(h) hereof, and
(c) the Domus Acquisition will be consummated substantially in accordance with the terms of the Domus Acquisition Documents, this Agreement and the certificate delivered pursuant to Section 2.5(h)(ii) hereof and in compliance with all applicable requirements of law.

                           (ii) Each of the representations and warranties given
by the Sellers to the
Borrower and by the Borrower to the Sellers in the Domus Acquisition Documents is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates).

                                    ARTICLE V
                                    COVENANTS

         5.1 Affirmative Covenants. The Borrower covenants and agrees that, until the Facility Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                  (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(h), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, other than where failure to so qualify will not have a Material Adverse Effect.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings, and except where failure to comply would not have a Material Adverse Effect.

                  (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

                  (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                           (i) Promptly and in any event within five calendar
days after the chief
financial officer or any other senior officer becoming aware of the occurrence of (A) any Event of Default or Default, or (B) the commencement of any material litigation against, by or affecting the Borrower or any of their respective Subsidiaries which the Borrower would be required to report to the Securities and Exchange Commission, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or Default or such litigation and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                           (ii) As soon as available and in any event within the
earlier of (A) five (5)
days after the time period specified by the SEC under the Exchange Act for quarterly reporting or (B) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with a compliance certificate in substantially the form of Exhibit D attached hereto signed by the chief financial officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Event of Default or Default has occurred and is continuing; provided, however, that at any time the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the quarterly balance sheets and statements on Form 10-Q of the Borrower and its Subsidiaries for such quarterly period as filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

                           (iii) As soon as available and in any event within
the earlier of (A) five (5)
days after the time period specified by the SEC under the Exchange Act for annual reporting or (B) within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal year, with a customary audit report of Ernst & Young, or other nationally recognized independent certified public accountants selected by the Borrower, without qualifications unacceptable to the Required Banks, together with (A) either (I) a written statement of the accountants that is making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default or Event of Default under this Agreement or (II) if they know of any Default or Event of Default, their written disclosure of its nature and status, provided that, the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default or Event of Default under this Agreement, and (B) a compliance certificate in substantially the form of Exhibit D attached hereto signed by the chief financial officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Event of Default or Default has occurred and is continuing; provided, however, that at any time the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the annual balance sheets and statements on Form 10-K of the Borrower and its Subsidiaries for such annual period as filed with the SEC shall be deemed to satisfy the requirements of this clause (iii);

                           (iv) Promptly after the sending or filing thereof,
copies of all final
reports, proxy statements and financial statements which the Borrower sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                           (v) Within 10 calendar days after receiving or
becoming aware thereof (A) a
copy of any notice of intent to terminate any Plan of the Borrower, their respective Significant Subsidiaries or any ERISA Affiliate filed with the PBGC,
(B) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan,
(C) a copy of any notice that the Borrower, any of their respective Significant Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; which, in any case, is likely to have a Material Adverse Effect; and

                           (vi) Promptly, such other information respecting the
business, properties,
operations or condition, financial or otherwise, of the Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

                  (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, on and after an Event of Default, at any reasonable time and from time to time with prior notice to the Borrower, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Borrower selected by the Borrower are present during any such visit or discussion, and by this provision the Borrower does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions.

                  (f) Stamp Taxes. The Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

                  (g) Further Assurances. Will execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement and the Notes. In addition, the Borrower may deliver to the Agent and the Banks from time to time, but no less frequently than each anniversary of the Effective Date, supplements to Schedule
4.4 listing any Subsidiary not listed in Schedule 4.4 hereto.

                  (h) Domus Acquisition Documents. The Borrower will not permit the Domus Acquisition Documents to be amended or modified, or waive any condition or right thereunder, which in any of the foregoing cases would individually or in the aggregate (i) cause the consideration paid or payable (including without limitation all direct payments, all deferred payments, all Indebtedness assumed and all other consideration) for the Domus Acquisition to increase, (ii) decrease the percentage of the issued and outstanding Capital Stock of Domus being acquired pursuant to the Domus Acquisition Documents below 100% or otherwise decrease the Property being acquired in the Domus Acquisition or (iii) otherwise reasonably be expected to be materially adverse to the Banks, without in each case obtaining the prior written consent of the Agent.

         5.2 Negative Covenants. Until the Facility Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Banks shall otherwise consent in writing it shall not:

                  (a) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than 3.0 to 1.0; calculated as of the end of each fiscal quarter for the four most recently ended fiscal quarters.

                  (b) Net Worth. Permit or suffer Consolidated Net Worth of the Borrower and its Subsidiaries at any time to be less than the sum of (i) $436,390,000, plus (ii) 50% of Cumulative Consolidated Net Income of the

Borrower and its Subsidiaries for each fiscal year of the Borrower ending December 31, 2004 and thereafter, plus (iii) 75% of the net cash proceeds received by the Borrower from the issuance or other sale of its or its Subsidiaries capital stock. For the purpose of calculating "Net Worth" under this Section 5.2(b), an amount shall be added back to Net Worth equal to the aggregate amount of capital stock repurchases by the Borrower, not to exceed $100,000,000.

                  (c) Total Debt to Adjusted EBITDA. Permit or suffer the ratio, determined as of the end of each of the Borrower's fiscal quarters for the four most recently ended fiscal quarters, of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the four most recently ended fiscal quarters to exceed 3.25 to 1.0.

                  (d) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries (except Unrestricted Margin Stock), other than:

                           (i) Liens for taxes not delinquent or for taxes being
contested in good faith
by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                           (ii) Liens (other than any Lien imposed by ERISA)
created and maintained in
the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which the Borrower or any of its Subsidiaries is a party;

                           (iii) Liens affecting real property which constitute
minor survey exceptions or
defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower and its Subsidiaries taken as a whole;

                           (iv) Liens existing on the date hereof upon the same
terms as the date hereof,
but no extensions, renewals and replacements thereof shall be permitted, with each existing Lien securing Indebtedness in excess of $5,000,000 described in
Schedule 5.2(d) hereto;

                           (v) Liens granted by any Subsidiary in favor of the
Borrower or any other
Subsidiary;

                           (vi) The interest or title of a lessor under any
lease otherwise permitted
under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Borrower or its Subsidiary thereunder is not delinquent;

                           (vii) Liens existing on property at the time of its
acquisition (other than any
such Lien created in contemplation of such acquisition), provided that the Borrower promptly forwards a schedule of such Liens to the Agent after any such acquisition;

                           (viii) Liens incurred in connection with any transfer
of an interest in accounts
or notes receivable and related assets which transfer is permitted pursuant to
Section 5.2(f) and which Liens are required to consummate such Permitted Securitization Transaction; and

                           (ix) Liens, other than Liens described in clauses (i)
through (viii) above,
securing Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth.

                  (e) Merger; Etc. Merge or consolidate with any other person or take any other action having a similar effect (other than an Acquisition which is governed by Section 5.2(n) hereof), provided, however, (i) a Subsidiary of the Borrower may merge with the Borrower, provided that the Borrower shall be the surviving corporation, (ii) a Subsidiary of the Borrower may merge or consolidate with another Subsidiary of the Borrower and (iii) this Section 5.2(e) shall not prohibit any merger if the Borrower shall be the surviving or continuing corporation and, immediately after such merger, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (f) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment and Unrestricted Margin Stock, provided, however, that this Section 5.2(f) shall not prohibit:

                           (i) Any sale, conveyance or other transfer of an
interest in accounts or
notes receivable and related assets on a limited recourse basis, the terms of which are reasonably acceptable to the Agent, provided that (a) such transfer qualifies as a sale under generally accepted accounting principles, and (b) the aggregate amount of such financing does not exceed $125,000,000 at any one time outstanding (any such sale or other transfer, a "Permitted Securitization Transaction"); or

                           (ii) Any other such sale, lease, license, transfer,
assignment or other
disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than 25% of the Consolidated Net Worth of the Borrower and its Subsidiaries, and if immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (g) Nature of Business. Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement which is the manufacture, sale or lease of home medical and extended care equipment and related products.

                  (h) Negative Pledge Limitation Enter into any agreement, with any person, other than the Banks pursuant hereto or pursuant to the Five-Year Credit Agreement, which prohibits or limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, other than (i) agreements evidencing Indebtedness in an aggregate amount less than $5,000,000, (ii) any Indebtedness assumed in connection with any acquisition (provided that the Borrower shall provide notice to the Agent upon the assumption of any Indebtedness in an aggregate amount exceeding $5,000,000 containing any such prohibition or limitation), but no renewal of such assumed Indebtedness containing such restriction shall be permitted, (iii) limitations on any Securitization Entity in any agreement executed in connection with any Permitted Securitization Transaction, and (iv) limitations contained in any agreements evidencing, or relating to, any privately placed senior debt of the Borrower or any Guarantor so long as such limitations are no more restrictive than the limitations set forth in Section 5.2(d) of this Agreement.

                  (i) Limitations on Indebtedness of Subsidiaries

                           (i) Other than Loans to Borrowing Subsidiaries (as
defined in the Five-Year
Agreement) under the Five-Year Credit Agreement and other than any Indebtedness of any Subsidiary under any Permitted Securitization Transaction, permit the sum of the aggregate principal amount of all Total Debt of its Subsidiaries (determined on a consolidated basis eliminating inter-company items among the Borrower and its Subsidiaries) to exceed $25,000,000.

                           (ii) Any corporation which becomes a Subsidiary after
the date hereof shall for
all purposes of this Section 5.2(i) be deemed to have created, assumed or incurred, at the time it becomes a Subsidiary, all Consolidated Total Debt of such corporation existing immediately after it becomes a Subsidiary.

                  (j) Investments Make any Investments, other than:

                           (i) Investments by the Borrower and its Subsidiaries
in and to Subsidiaries,
including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary and including any Investment in any Securitization Entity;

                           (ii) Investments in commercial paper maturing in 270
days or less from the
date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, is accorded the highest rating by S&P or Moody's (or another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                           (iii) Investments in direct obligations of the United
States of America or any
agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

                           (iv) Investments in certificates of deposit maturing
within one year from the
date of issuance thereof, issued by (and banker's acceptances endorsed by) a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower or a Subsidiary, rated AA or better by S&P or Aa or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating certificates of deposit);

                           (v) Investments in repurchase agreements maturing
within one year from the
date of issuance thereof entered into with a bank or trust company of the type described in clause (iv) above;

                           (vi) Investments in tax-exempt floating rate optional
tender bonds backed by a
letter of credit issued by a bank or trust company of the type described in clause (iv) above;

                           (vii) loans or Loans in the usual and ordinary course
of business to officers,
directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary;

                           (viii) receivables arising from the sale of goods and
services in the ordinary
course of business of the Borrower and its Subsidiaries;

                           (ix) Investments in money market preferred stock
rated "A" or better by S&P or
"a" or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stock);

                           (x) Investments existing on the Effective Date which
are described on
Schedule 5.2(j); and

                           (xi) Other Investments which do not exceed in the
aggregate an amount equal to
10% of Consolidated Net Worth.

                  In valuing any Investments for the purpose of applying the limitations set forth in this Section 5.2(j), such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  For purposes of this Section 5.2(j), at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

                  (k) Contingent Liabilities Will not, and will not permit any Subsidiary to, become or be liable in respect of any Contingent Liabilities except Contingent Liabilities by the Borrower which are limited in amount to a stated maximum dollar exposure or which constitute Contingent Liabilities of obligations incurred by any Subsidiary in compliance with and not in violation of the provisions of this Agreement and Contingent Liabilities of Subsidiaries of the Borrower to the extent permitted by Section 5.2(i) and which, in all cases, are in furtherance of a business purpose of the Borrower or its Subsidiaries.

                  (l) Transactions with Affiliates Will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate and (ii) any transactions between the Borrower or any Subsidiary and any other Subsidiary which are required to consummate a Permitted Securitization Transaction.

                  (m) Additional Covenants If at any time the Borrower or any Subsidiary shall enter into any agreement relating to or amending any terms or conditions applicable to any of its Indebtedness in excess of $25,000,000 which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provide for in this Agreement, then the Borrower shall promptly so advise the Agent and the Banks. Thereupon if the Required Banks shall request, upon notice to the Borrower, the Borrower and the Banks shall enter into an Amendment to this

Agreement providing for substantially the same covenants, defaults and other terms and conditions as those provided for in such agreement to the extent required and as may be selected by the Required Banks. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance) contained in the Senior Unsecured Notes or any agreements or instruments executed in connection therewith not substantially provided for in this Agreement or more favorable to the holders of the obligations issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

                  (n) Acquisitions. Make any Acquisition; provided, however, that this Section 5.2(n) shall not prohibit any Acquisition if (a) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions reasonably required by the Agent) such
Acquisition: (i) no Default or Event of Default shall exist or shall have occurred and be continuing, (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as if made on the date such Acquisition is consummated, (iii) the Consolidated Total Debt to Consolidated Adjusted EBITDA Ratio is not greater than 3.00 to 1.0, on a pro forma basis after giving effect to the Acquisition, and (iv) the Borrower or a Subsidiary shall be the surviving entity, and (b) not less than 3 Business Days prior to the consummation of such Acquisition, the Borrower shall have provided to the Banks a certificate of the chief financial officer of the Borrower (attaching pro forma financial statements and computations to demonstrate compliance and projected compliance with all covenants and conditions hereunder), stating that such Acquisition complies with this Section 5.2(n), customary legal opinions acceptable to the Agent, evidence satisfactory to the Agent that such Acquisition is in compliance with all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, all in form and substance reasonably satisfactory to the Agent; provided, however, that, the requirements contained in clause (b) of this
Section 5.2(n) shall not be required with respect to (x) any Acquisition for which the aggregate consideration paid or given by the Borrower or any Subsidiary is less than $25,000,000 unless the aggregate consideration paid or given by the Borrower and its Subsidiaries for all Acquisitions (including the proposed Acquisition) during the immediately preceding twelve-month period exceeds $100,000,000 or (y) the Domus Acquisition subject to the terms of this Agreement.


                                   ARTICLE VI
                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks or the Banks, as required pursuant to Section 8.1:

                  (a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes; or

                  (b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for five days; or

                  (c) Misrepresentation. Any representation or warranty made by the Borrower in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d)(i)(A) or 5.2(a), (b), (c), (e) or (f) hereof; or

                  (e) Other Defaults. Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 calendar days; or

                  (f) Cross Default. Any Borrower or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $10,000,000; or the Borrower or any of their respective Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto and the Borrower or such Subsidiary has been notified by the creditor of such default; and the effect of any such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Borrower; or

                  (g) Judgments. One or more judgments or orders shall be rendered against or shall affect the Borrower or any of their respective Subsidiaries which causes or is likely to cause a material adverse change in the financial condition of the Borrower and its Subsidiaries taken as a whole or which does or could have a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 21 days and the Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (h) ERISA. The occurrence of a Reportable Event that results in or could result in material liability of the Borrower, any Significant Subsidiary of the Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or except where such would not have a Material Adverse Effect, the occurrence of any Reportable Event which is likely to constitute grounds for termination of any Plan of the Borrower, their respective Significant Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or except where such would not have a Material Adverse Effect, the filing by the Borrower, any Significant Subsidiary of the Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Borrower, any Significant Subsidiary of the Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or except where such would not have a Material Adverse Effect, the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Borrower, their respective Significant Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the the Borrower, any Significant Subsidiary of the Borrower, any of their ERISA Affiliates, any Plan of the Borrower, their respective Significant Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or except where such would not have a Material Adverse Effect, failure by the Borrower, any Significant Subsidiary of the Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or
Section 412(n) of the Code that results in or could result in liability of the Borrower, any Significant Subsidiary of the Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or except where such would not have a Material Adverse Effect, the withdrawal of the Borrower, any of their respective Significant Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Borrower, any of their respective Significant Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                  (i) Insolvency, Etc. Any Borrower shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), except as otherwise provided pursuant to Section 5.2(e), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Borrower, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Borrower and is being contested by the Borrower in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within 60 days after its issue or levy; or the Borrower shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; provided, however, that none of the foregoing acts or occurrences in this Section 6.1(i) with respect to any Borrowing Subsidiary shall constitute an Event of Default so long as there are no Loans outstanding to such Borrowing Subsidiary at the time of such act or occurrence, provided, that, the Commitment of the Banks to such Borrowing Subsidiary shall automatically terminate without notice; or

                  (j) Change of Control. The Borrower shall experience a Change of Control. For purposes of this Section 6.1(j), a "Change of Control" shall occur if during any twelve-month period any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of the Borrower that were outstanding as of the date of this Agreement; or

                  (k) Five-Year Credit Agreement. Any Event of Default (as defined in the Five-Year Credit Agreement) shall occur and be continuing under the Five-Year Credit Agreement; or

                  (l) Loan Documents. Any Loan Document shall fail to remain in full force and effect or any action shall be taken by the Borrower or any Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Document.

                  (m) Domus Acquisition. (i) The Domus Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason, or (ii) the Domus Acquisition shall not be consummated on or before December 31, 2004 in accordance with the terms of the Loan Documents and the Domus Acquisition Documents.

         6.2      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Agent shall, upon being directed to do so by the Required Banks, by notice to the Borrower (i) terminate the Commitments and/or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to the Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                  (b) The Agent shall, upon being directed to do so by the Required Banks, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or the Notes.

                  (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time exercise any of its rights of set off or bankers lien that it may possess by common law or statute without prior notice to the Borrower, provided that each Bank may also set off against any deposit whether or not it is then matured. Each Bank agrees to promptly notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not effect the validity of such setoff and application. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies which such Bank may have.



                                   ARTICLE VII
                             THE AGENT AND THE BANKS

         7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

         7.2 Agent and Affiliates. Bank One, NA in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. Bank One, NA and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary of the Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give prompt written notice thereof to the Banks.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Except for duties expressly accepted by the Agent hereunder, neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrower,
(iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or the Notes or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of the Borrower and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent or the Borrower hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrower or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section.

         7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrower and the Banks. In the event of any such resignation, the Borrower shall, by an instrument in writing delivered to the Banks and the Agent, appoint a successor, which shall be a Bank or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, provided, that, if an Event of Default has occurred and is continuing at the time of such resignation, the Required Banks shall have the right to appoint, on behalf of the Borrower and the Banks, the successor agent. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Borrower is made and accepted any successor to the Agent shall execute and deliver to the Borrower and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrower and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees payable pursuant to Section 2.3(d) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any other transactions with the Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.11 Withholding Tax Exemption. (a) Each Bank that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Borrower, in duplicate, (i) on or before the later of (A) the Effective Date and (B) the date such Bank becomes a Bank under this Agreement and (ii) thereafter, renewals or additional copies of such form (or any successor form) on or before the date such form expires or becomes obsolete, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (i), on or prior to the immediately following due date of any payment by the Borrower hereunder, a properly completed and executed copy of either Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Internal

Revenue Code or other pronouncements of the United States Internal Revenue Service, and such Bank warrants to the Borrower that the form so filed will be true and complete; provided that such Bank's failure to complete and execute such Form W-8BEN or Form W-8ECI, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Borrower of any of its obligations under this Agreement, except as otherwise provided in this Section 7.11.

                  (b) Prior to making any Loan denominated in Pounds, each Bank that is making any portion of such Loan and that is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the United Kingdom agrees to furnish to the Agent and the Borrower evidence satisfactory to the Agent and the Borrower that such Bank has filed with the United Kingdom Inland Revenue a "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom" or other appropriate form or forms of exemption from withholding tax and received from the Inland Revenue authority that payments to such Bank by the Borrower hereunder may be made gross; provided that such Bank's failure to furnish such evidence shall not relieve the Borrower of its obligations under this Agreement, except as otherwise provided in this Section 7.11. Upon an Event of Default, each Bank which is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the united Kingdom agrees to furnish, as soon as practicable, to the Agent and the Borrower evidence satisfactory to the Agent and the Borrower that such Bank has filed with the United Kingdom Inland Revenue a claim on behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom or other appropriate form or forms of exemption from withholding tax and received form the Inland Revenue authority that payments to such Bank by the Borrower hereunder may be made gross; provided that such Bank's failure to furnish such evidence shall not relieve the Borrower of its obligations under this Agreement, except as otherwise provided in this
Section 7.11.

         7.12 Co-Agent, Documentation Agents, Syndication Agent, Etc.. No Bank identified in this Agreement as a "co-agent", "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.7.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1      Amendments, Etc.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Loans or any fees or other amount payable hereunder or (ii) amend or terminate the respective Commitment of any Bank set forth on Schedule 1.1 or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10, Section 8.6(a) or the definition of Required Banks.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

         8.2      Notices.

                  (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower in case of the Treasury Manager at One Invacare Way, Elyria, Ohio 44035, Attention: _____________, Facsimile No. (440) 366-9672, rricheson@invacare.com or tmeadows@invacare.com and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

                  (b) Notices by the Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrower.

                  (c) Any notice to be given by the Borrower to the Agent pursuant to Sections 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Borrower must be immediately confirmed in writing or by e-mail, in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes, irrespective of the occurrence or continuance of any Default or Event of Default.

         8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrower made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrower in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrower set forth in Sections 3.6, 3.8, 5.1(f) and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments for a period of one year from such repayment or termination.

         8.5 Expenses; Indemnification. (a) The Borrower agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees, without premium, and reasonable expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC as agreed upon with the Borrower in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent (including without limitation reasonable fees and expenses of counsel, which counsel shall be acceptable to the Required Banks, including without limitation counsel who are employees of the Agent, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, and (iv) any costs, internal charges and expenses (including without limitation reasonable fees and expenses of counsel, which attorneys may be employees of the Banks) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of the Loan Documents.

                  (b) The Borrower hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby (whether or not such Bank, the Agent or such other person is a party to the claim, demand, action, cause of action or proceeding giving rise to such claim, damage, loss, liability, cost or expense); provided, however, that no Borrower shall be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

         8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrower.

                  (b) Any Bank may, without the prior consent of the Borrower sell to any financial institution(s) or any of its Affiliates, and such financial institution(s) or Affiliates may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement and the Notes, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrower under Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrower hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement,
(iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

                  (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrower provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                  (d) Each Bank may, with the prior consent of the Borrower and the Agent (which consent, in each case, will not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by
it); provided, however, if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. With respect to such assignments, (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than (euro)5,000,000, and in integral multiples of (euro)1,000,000 thereafter, or such lesser amount as the Borrower and the Agent may consent to, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Borrower or the Agent, and without paying any fee, assign or sell a participation interest to any Affiliate of such Bank all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit F hereto.

                  (h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

                  (i) The Banks may, in connection with any assignment, participation or addition of a bank or proposed assignment, participation or addition pursuant to this Section 8.6, disclose to the assignee, participant or Additional Bank or proposed assignee, participant or Additional Bank any information relating to the Borrower.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Notes or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints Thomas R. Miklich, whose address is set forth in Section 8.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrower or by the mailing thereof by registered or certified mail, postage prepaid to the Borrower at the address set forth in
Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrower or property in the courts of any other jurisdiction. The Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         8.11 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding between the Borrower and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrower under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the other Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Agreement or the Notes in any other jurisdiction.

         8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank's Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal and all other obligations of the Borrower to such Bank have been paid in full.

         8.14 Confidentiality. The Banks and the Agent shall hold all confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental or regulatory agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information shall not include information which, at the time of disclosure is in the public domain or, which after disclosure, becomes part of the public domain or information which is obtained by any Bank or the Agent prior to the time of disclosure and identification by the Borrower under this Section, or information received by any Bank or the Agent from a third party unless such third party is bound by this Agreement. Nothing in this Section or otherwise shall prohibit any Bank or the Agent from disclosing any confidential information to the other Banks or the Agent or render any of them liable in connection with any such disclosure.

         8.15 Waiver of Jury Trial. The Borrower, the Banks and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Loan Document or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Borrower, any Bank nor the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 1st day of September, 2004.


                        INVACARE CORPORATION


                        By: /s/ Gregory C. Thompson
                            ________________________________
                        Print Name: Gregory C. Thompson
                        Title: Senior Vice President and Chief Financial Officer


                        BANK ONE, NA as a Bank and as Agent

Commitment
----------

(euro)100,000,000
                        By: /s/ Richard T. Jones
                            _______________________________
                        Print Name: Richard T. Jones
                        Title: Managing Director
Address for Notices:

1 Bank One Plaza
Chicago, IL  60670
Attention:  Paul Harris
Facsimile No.:       (614) 213-4047
Telephone No.:      (614) 213-3135


Aggregate Commitments

(euro)100,000,000

                                PRICING SCHEDULE
======================== ===================== ==================== ===================== ==================== =====================
     APPLICABLE MARGIN          LEVEL I STATUS     LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS       LEVEL V STATUS
======================== ===================== ==================== ===================== ==================== =====================
======================== ===================== ==================== ===================== ==================== =====================
     Eurocurrency Rate              0.875%              1.00%                 1.25%                 1.50%                1.75%
======================== ===================== ==================== ===================== ==================== =====================

         For the purposes of this Schedule, the following terms have the following meanings and all other capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to the Agreement.

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.50 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.0 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.00 to 1.0.

         "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

         "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to this Agreement, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.

                                       48